SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2011

Guidance Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-33197	95-4661210
(Commission File Number)	(IRS Employer Identification No.)

215 North Marengo Avenue, Pasadena, CA	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 626-229-9191

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Our 2011 annual meeting of shareholders was held on May 3, 2011. As of the record date for the meeting, we had 25,318,918 shares of common stock outstanding, each of which is entitled to one vote. All director nominees were elected and shareholders ratified the appointment of Deloitte & Touche LLP as our independent auditors for 2011. Shareholders approved our non-binding “Say on Pay” advisory vote and elected to adopt a three-year cycle for holding future non-binding “Say on Pay” advisory votes. The voting tabulation was as follows:

Eligible votes:	25,318,918
Shares voted:	22,489,481
Percentage of eligible shares voted:	88.82
Proxies Cast:	126

Election of Directors

	Vote type	Voted	Voted (%)	Outstanding (%)
Shawn McCreight	For Withheld Non Votes	19,095,304 1,026,929 2,367,248	94.90 5.10	75.42 4.06 9.35
Victor Limongelli	For Withheld Non Votes	19,176,541 945,692 2,367,248	95.30 4.70	75.74 3.74 9.35
Marshall Geller	For Withheld Non Votes	18,976,188 1,146,045 2,367,248	94.30 5.70	74.95 4.53 9.35
Jeff Lawrence	For Withheld Non Votes	19,010,537 1,111,696 2,367,248	94.48 5.52	75.08 4.39 9.35
Kathleen O’Neil	For Withheld Non Votes	19,145,509 976,724 2,367,248	95.15 4.85	75.61 3.86 9.35
Stephen Richards	For Withheld Non Votes	19,010,407 1,111,826 2,367,248	94.47 5.53	75.08 4.39 9.35
Robert van Schoonenberg	For Withheld Non Votes	18,984,215 1,138,018 2,367,248	94.34 5.66	74.98 4.49 9.35

(2)	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants for its fiscal year ending December 31, 2011.

Proposal	Vote type	Voted	Voted (%)	Outstanding (%)
ACCOUNTANTS	For Against Abstain Non Votes	21,370,603 88,089 1,030,789 0.000000	95.02 .40 4.58	84.40 .34 4.07

(3)	Approval of the advisory (non-binding) vote on the Company’s executive compensation.

Proposal	Vote type	Voted	Voted (%)	Outstanding (%)
SAY ON PAY	For Against Abstain Non Votes	19,026,509 218,989 876,735 2,367,248	94.55 1.09 4.36	75.15 .86 3.46 9.35

(4)	Recommendation, by advisory (non-binding) vote, the frequency of future shareholder advisory votes on the Company’s executive compensation.

Proposal	Vote type	Voted	Voted (%)	Outstanding (%)
SAY ON PAY FREQUENCY	1 Year 2 Years 3 Years Abstain Non Votes	4,135,871 15,811 15,940,042 30,509 2,367,248	20.55 .08 79.22 .15	16.34 .06 62.96 .12 9.35

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.
(a Delaware Corporation)

/s/ V ICTOR L IMONGELLI
Victor Limongelli
Chief Executive Officer, President and Director

May 5, 2011